Exhibit 3.22

BYLAWS OF

CARFAX, INC.

(a Pennsylvania corporation)

ARTICLE I

Offices and Fiscal Year

Section 1.01. Registered Office. The registered office of the corporation in Pennsylvania shall be at 509 Washington Street, Huntingdon, Pennsylvania 16652 until otherwise established by an amendment of the articles or by the board of directors and a record of the change is filed with the Department of state in the manner provided by law.

Section 1.02. Other Offices. The corporation may also have offices at such other places within or without Pennsylvania as the board of directors may from time to time appoint or the business of the corporation may require.

Section 1.03. Fiscal Year. The fiscal year of the corporation shall begin on the first day of April in each year or on such other date in each year as is determined by the directors.

ARTICLE II

Notice — Waivers — Meetings Generally

Section 2.01. Manner of Giving Notice

(a) General Rule. — Whenever written notice is required to be given to any person under the provisions of the Pennsylvania Business Corporation Law of 1988 (the “BCL”) or by the articles or these bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by facsimile transmission, to the address (or to the telex, TWX or fax number) of the person appearing on the books of the corporation or, in the case of directors, supplied by the director to the corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched or, in the case of fax, when received. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of the BCL, the articles or these bylaws.

(b) Adjourned Shareholder Meetings. — When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting or the BCL requires notice of the business to be transacted and that notice has not previously been given.

Section 2.02. Notice of Meetings of Board of Directors. — Notice of every meeting of the board of directors shall be given to each director by telephone or in writing at least seven (7) days before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the board need be specified in a notice of the meeting.

Section 2.03. Notice of Meetings of Shareholders.

(a) General Rule. — written notice of every meeting of the shareholders shall be given by, or at the direction of, the secretary to each shareholder of record entitled to vote at the meeting at least:

(1) ten days prior to the day named for a meeting called to consider a fundamental change under 15 Pa.C.S. Chapter 19; or

(2) five days prior to the day named for the meeting in any other case.

If the secretary neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so.

(b) Contents. — In the case of a special meeting of shareholders, the notice shall specify the general nature of the business to be transacted.

(c) Notice of Action by Shareholders on Bylaws. — In the case of a meeting of shareholders that has as one of its purposes action on the bylaws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the bylaws. There shall be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be effected thereby.

Section 2.04. Waiver of Notice.

(a) Written Waiver. — Whenever any written notice is required to be given under the provisions of the BCL, the articles or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting.

(b) Waiver by Attendance. — Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 2.05. Modification of Proposal Contained in Notice. — Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the BCL or the articles or these bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.

Section 2.06. Exception to Requirement of Notice.

(a) General Rule. — Whenever any notice or communication is required to be given to any person under the provisions of the BCL or by the articles or these bylaws or by the terms of any agreement or other instrument or as a condition precedent to taking any corporate action and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required.

(b) Shareholders without Forwarding Addresses. — Notice or other communications shall not be sent to any shareholder with whom the corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the corporation with a current address. Whenever the shareholders provides the corporation with a current address, the corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders.

Section 2.07. Use of Conference Telephone and Similar Equipment. — One or more persons may participate in a meeting of the board of directors or the shareholders of the corporation by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

ARTICLE III

Shareholders

Section 3.01. Place of Meeting. — Any meeting of the shareholders of the corporation shall be held at such place, within or without Pennsylvania, as is designated by the board of directors in the notice of a meeting.

Section 3.02. Annual Meeting. — The board of directors shall fix the date and time of the annual meeting of the shareholders. At the meeting the shareholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting.

Section 3.03. Special Meetings; Meetings of Individual Shareholders.

(a) Call of Special Meetings. — Special meetings of the shareholders may be called at any time:

(1) by the board of directors; or

(2) unless otherwise provided in the articles, by shareholders entitled to cast at least 20% of the votes that all shareholders are entitled to cast at the particular meeting.

(b) Fixing of Time for Special Meeting. — At any time, upon written request of any person who has called a special meeting, it shall be the duty of the secretary to fix the time of the meeting which shall be held not more than 60 days after the receipt of the request. If the secretary neglects or refuses to fix the time of the meeting, the person or persons calling the meeting may do so.

(c) Call of Individual Shareholders’ Meetings. — Meetings of Individual Shareholders (as such term is defined in the Management and Shareholders’ Agreement dated as of March 31, 1993 (the “Shareholders’ Agreement”) among Blackburn Marketing Services (U.S.) Inc., a Delaware corporation (“BMSI”), The Blackburn Group Inc., an Ontario corporation, the corporation and the Individual Shareholders) may be called by Individual Shareholders entitled to cast at least 20% of the votes that all Individual Shareholders are entitled to cast at the particular meeting of Individual Shareholders.

(d) Fixing of Time for Individual Shareholders’ Meeting. — At any time, upon written request of any Individual Shareholder who has called an Individual Shareholders’ meeting, it shall be the duty of the secretary to fix the time of the meeting, which shall be held not more than thirty (30) days after written notice of a proposed restricted transaction (as defined in the Shareholders’ Agreement) has been given by BMSI or the corporation to the nominee director of the Individual Shareholders in accordance with Section 7.2 of the Shareholders’ Agreement or an Individual Shareholders’ meeting has been called under Section 3.03(c) hereof.

(e) Conduct of an Individual Shareholders’ Meeting. — Meetings required or permitted to be held by the Individual Shareholders shall be conducted in the same manner as provided for shareholders’ meetings, including but not limited to the provisions respecting notice, quorum and voting procedures and majorities.

Section 3.04. Quorum and Adjournment.

(a) General Rule. — A meeting of shareholders of the corporation duly called shall not be organized for the transaction of business unless a quorum is present. The holders of record of a majority of the issued and outstanding stock of the corporation entitled to vote on a matter at such meeting, present in person or by proxy, shall constitute a quorum for the purposes of consideration and action on the matter. Shares of the corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors of this corporation, as such, shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time.

(b) Withdrawal of a Quorum. — The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

(c) Adjournment for Lack of Quorum. — If a meeting cannot be organized because a quorum has not attended, those shareholders present may, except as provided in the BCL, adjourn the meeting to such time and place as they may determine.

(d) Adjournments Generally. — Any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding 15 days each as the shareholders present and entitled to vote shall direct, until the directors have been elected. Any other regular or special meeting may be adjourned for such period as the shareholders present and entitled to vote shall direct.

(e) Electing Directors at Adjourned Meeting. — Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this Section, shall nevertheless constitute a quorum for the purpose of electing directors.

(f) Other Action in Absence of Quorum. — Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in this Section, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

Section 3.05. Action by Shareholders. — Except as otherwise provided in the BCL or the articles or these bylaws, whenever any corporate action is to be taken by vote of the shareholders of the corporation, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon. If the Individual Shareholders are entitled to vote on a proposed restricted transaction or other corporate action as a group under the Shareholders’ Agreement, the transaction or action shall be authorized upon receiving the affirmative vote of 50.1% of the common shares then held by the Individual Shareholders.

Section 3.06. Organization of Meetings. — At every meeting of the shareholders, the chairman of the board, if there be one, or, in the case of a vacancy in office or absence of the chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a person chosen by majority vote of the shareholders present, shall act as chairman of the meeting. The secretary or, in the absence of the secretary, an assistant secretary, or, in the absence of the secretary and assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary.

Section 3.07. Voting Rights of Shareholders. — Unless otherwise provided in the articles, every shareholder of the corporation shall be entitled to one vote for every share standing in the name of the shareholder on the books of the corporation.

Section 3.08. Voting and Other Action by Proxy.

(a) General Rule

(1) Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person to act for the shareholder by proxy.

(2) The presence of, or vote or other action at a meeting of shareholders, or the expression of consent or dissent to corporate action in writing, by a proxy of a shareholder shall constitute the presence of, or vote or action by, or written consent or dissent of the shareholder.

(3) Where two or more proxies of a shareholder are present, the corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

(b) Execution and Filing. — Every proxy shall be executed in writing by the shareholder or by the duly authorized attorney-in-fact of the shareholder and filed with the secretary of the corporation. A telegram, telex, cablegram, datagram or similar transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact:

(1) may be treated as properly executed for purposes of this subsection; and

(2) shall be so treated if it sets forth a confidential and unique identification number or other mark furnished by the corporation to the shareholder for the purposes of a particular meeting or transaction.

(c) Revocation. — A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the secretary of the corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the secretary of the corporation.

(d) Expenses. — Unless otherwise restricted in the articles, the corporation shall pay the reasonable expenses of solicitation of votes, proxies or consents of shareholders by or on behalf of the board of directors or its nominees for election to the board, including solicitation by professional proxy solicitors and otherwise.

Section 3.09. Voting by Fiduciaries and Pledgees. — Shares of the corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this Section shall affect the validity of a proxy given to a pledgee or nominee.

Section 3.10. Voting by Joint Holders of Shares.

(a) General Rule. — Where shares of the corporation are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise:

(1) if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the corporation shall accept as the vote of all the shares the vote cast by a joint owner or a majority of them; and

(2) if the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves.

(b) Exception. — If there has been filed with the secretary of the corporation a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the document latest in date of operative effect so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith.

Section 3.11. Voting by Corporations.

(a) Voting by Corporate Shareholders. — Any corporation that is a shareholder of this corporation may vote by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the board of directors of the other corporation or a provision of its articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the secretary of this corporation, is appointed its general or special proxy in which case that person shall be entitled to vote the shares.

(b) Controlled Shares. — Shares of this corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors of this corporation, as such, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.

Section 3.12. Determination of Shareholders of Record.

(a) Fixing Record Date. — The board of directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the corporation after any record date fixed as provided in this subsection. The board of directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this Section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.

(b) Determination When a Record Date is Not Fixed. — If a record date is not fixed:

(1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

(2) The record date for determining shareholders entitled to:

(i) express consent or dissent to corporate action in writing without a meeting, when prior action by the board of directors is not necessary;

(ii) call a special meeting of the shareholders; or

(iii) propose an amendment of the articles; shall be at the close of business on the day on which the first written consent or dissent, request for a special meeting or petition proposing an amendment of the articles is filed with the secretary of the corporation.

(3) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

(c) certification by Nominee. — The board of directors may adopt a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. Upon receipt by the corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

Section 3.13. Voting Lists.

(a) General Rule. — The officer or agent having charge of the transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

(b) Effect of List. — Failure to comply with the requirements of this Section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by a holder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to, vote at any meeting of shareholders.

Section 3.14. Judges of Election.

(a) Appointment. — In advance of any meeting of shareholders of the corporation, the board of directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one or three. A person who is a candidate for office to be filled at the meeting shall not act as a judge.

(b) Vacancies. — In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

(c) Duties. — The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

(d) Report. — On request of the presiding officer of the meeting, or of any shareholder, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

Section 3.15. Consent of Shareholders in Lieu of Meeting. — Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the shareholders who would be entitled to vote at a meeting for such purpose shall be filed with the secretary of the corporation.

Section 3.16. Minors as Security Holders. — The corporation may treat a minor who holds shares or obligations of the corporation as having capacity to receive and to empower others to receive dividends, interest, principal and other payments or distributions, to vote or express consent or dissent and to make elections and exercise rights relating to such shares or obligations unless, in the case of payments or distributions on shares, the corporate officer responsible for maintaining the list of shareholders or the transfer agent of the corporation or, in the case of payments or distributions on obligations, the treasurer or paying officer or agent has received written notice that the holder is a minor.

ARTICLE IV

Board of Directors

Section 4.01. Powers: Personal Liability.

(a) General Rule. — Unless otherwise provided by statute, all powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

(b) Personal Liability of Directors. —

(1) A director shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless:

(i) the director has breached or failed to perform the duties of his or her office under 15 Pa.C.S. Subch. 17B; and

(ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

(2) Paragraph (1) shall not apply to:

(i) the responsibility or liability of a director pursuant to any criminal statute; or

(ii) the liability of a director for the payment of taxes pursuant to Federal, state or local law.

(3) Any repeal, modification or amendment of this subsection shall be prospective only and shall not affect any rights of a director then existing.

(c) Notation of Dissent. — A director who is present at a meeting of the board of directors, or of a committee of the board, at which action on any corporate matter is taken on which the director is generally competent to act, shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this Section shall bar a director from asserting that minutes of the meeting incorrectly omitted his or her dissent if, promptly upon receipt of a copy of such minutes, the director notifies the secretary, in writing, of the asserted omission or inaccuracy.

Section 4.02. Qualifications and Election of Directors.

(a) Qualifications. — Each director of the corporation shall be a natural person of full age who need not be a resident of Pennsylvania or a shareholder of the corporation.

(b) Election of Directors: Alternate Directors. — Two of the directors will be elected by the holders of common shares of the corporation generally, including BMSI. As long as at least 250,000 common shares of the corporation are owned by the Individual Shareholders, the third director shall be elected by the Individual Shareholders. At such time as there are less than 250,000 common shares of the corporation held by the Individual Shareholders, the third director shall be elected by the shareholders of the corporation generally, including BMSI. At the time of any general election of directors, the two nominees receiving a majority of the votes cast in accordance with the provisions of this subsection by the shareholders of the corporation generally and the nominee receiving a majority of the votes cast in accordance with the provisions of this subsection by the Individual Shareholders shall be elected directors, and shall constitute the board of directors until their respective successors are appointed. The shareholders entitled to elect one or more directors may select an alternate for each director they have elected. In the absence of a director from a meeting of the board, his or her alternate may attend the meeting or execute a written consent and exercise at the meeting or in such consent all powers of the absent director. When so exercising the powers of the absent director, the alternate shall be subject in all respects to the provisions of these bylaws relating to directors.

Section 4.03. Number and Term of Office.

(a) Number. — The board of directors shall consist of at least three (3) but not more than five (5) directors as determined by the board of directors or shareholders from time to time.

(b) Term of Office. — Each director shall hold office until the expiration of the term for which he or she was selected and until a successor has been selected and qualified or until his or her earlier death, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

(c) Resignation. — Any director may resign at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

Section 4.04. Vacancies.

(a) General Rule. — Vacancies in the board of directors may be filled by the affirmative vote of a majority vote of the remaining members though less than a quorum of the board of directors; provided, however, that a vacancy in the nominee directorship of the Individual Shareholders may be filled only by a meeting of the Individual Shareholders. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

(b) Action by Resigned Directors. — When one or more directors resign from the board effective at a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

Section 4.05. Removal of Directors. — The board of directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or if, within 60 days after notice of his or her selection, the director does not accept the office either in writing or by attending a meeting of the board of directors.

Section 4.06. Place of Meetings. — Meetings of the board of directors may be held at such place within or without Pennsylvania as the board of directors may from time to time appoint or as may be designated in the notice of the meeting.

Section 4.07. Organization of Meetings. — At every meeting of the board of directors, the chairman of the board, if there be one, or, in the case of a vacancy in the office or absence of the chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a person chosen by majority vote of the directors present, shall act as chairman of the meeting. The secretary or, in the absence of the secretary, an assistant secretary, or, in the absence of the secretary and assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary. The reasonable expenses incurred by the nominee director of the Individual Shareholders to attend meetings of the board of directors shall be paid by the corporation. Directors may be accompanied by non-voting advisory personnel at all board meetings.

Section 4.08. Regular Meetings. — Regular meetings of the board of directors shall be held at such time and place as shall be designated from time to time by resolution of the board of directors.

Section 4.09. Special Meetings. — Special meetings of the board of directors shall be held whenever called by the chairman or by two or more of the directors.

Section 4.10. Quorum of and Action by Directors.

(a) General Rule. — A majority of the directors in office of the corporation shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the board of directors.

(b) Action by written Consent. — Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the secretary of the corporation.

Section 4.11. Compensation. — The board of directors shall have the authority to fix the compensation of directors for their services as directors and a director may be a salaried officer of the corporation.

ARTICLE V

Officers

Section 5.01. Officers Generally.

(a) Number, Qualifications and Designation. — The officers of the corporation shall be a president, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03. Officers may but need not be directors or shareholders of the corporation. The president and secretary shall be natural persons of full age. The treasurer may be a corporation, but if a natural person shall be of full age. The board of directors may elect from among the members of the board a chairman of the board and a vice chairman of the board who shall be officers of the corporation. Any number of offices may be held by the same person.

(b) Resignations. — Any officer may resign at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as may be specified in the notice of resignation.

(c) Bonding. — The corporation may secure the fidelity of any or all of its officers by bond or otherwise.

Section 5.02. Election and Term of Office. — The officers of the corporation, except those elected by delegated authority pursuant to Section 5.03, shall be elected annually by the board of directors, and each such officer shall hold office for a term of one year and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

Section 5.03. Subordinate Officers and Agents. — The board of directors may from time to time elect such other officers and appoint such employees or other agents as the business of the corporation may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine. The board of directors may delegate to any officer the power to elect subordinate officers and to retain or appoint employees or other agents and to prescribe the authority and duties of such subordinate officers, employees or other agents.

Section 5.04. Removal of Officers and Agents. — Any officer or agent of the corporation may be removed by the board of directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 5.05. Vacancies. — A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled by the board of directors or by the officer to which the power to fill such office has been delegated pursuant to Section 5.03, as the case may be, and if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the term.

Section 5.06. Authority. — All officers of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided by or pursuant to resolutions or orders of the board of directors or, in the absence of controlling provisions in the resolutions or orders of the board of directors, as may be determined by or pursuant to these bylaws.

Section 5.07. The Chairman and Vice Chairman of the Board. — The chairman of the board or in the absence of the chairman, the vice chairman of the board, shall preside at all meetings of the shareholders and of the board of directors and shall perform such other duties as may from time to time be requested by the board of directors.

Section 5.08. The President. — The president shall be the chief executive officer of the corporation and shall have general supervision over the business and operations of the corporation, subject, however, to the control of the board of directors. The president shall sign, execute and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, or by these bylaws, to some other officer or agent of the corporation; and, in general, shall perform all duties incident to the office of president and such other duties as from time to time may be assigned by the board of directors.

Section 5.09. Vice Presidents. — If vice presidents are elected pursuant to Section 5.03, they shall perform the duties of the president in the absence of the president and such other duties as may from time to time be assigned to them by the board of directors or the president.

Section 5.10. The Secretary. — The secretary or an assistant secretary shall attend all meetings of the shareholders and of the board of directors and shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the board of directors and of committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors or the president.

Section 5.11. The Treasurer. — The treasurer or an assistant treasurer shall have or provide for the custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; shall, whenever so required by the board of directors, render an account showing all transactions as treasurer and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the board of directors or the president.

Section 5.12. Salaries. — The salaries of the officers elected by the board of directors shall be fixed from time to time by the board of directors or by such officer as may be designated by resolution of the board. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 5.03. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a director of the corporation.

ARTICLE VI

Share Certificates, Transfer, Etc.

Section 6.01. Share certificates. — Certificates for shares of the corporation shall be in such form as approved by the board of directors, and shall state that the corporation is incorporated under the laws of Pennsylvania, the name of the person to whom issued, and the number and class of shares and the designation of the series (if any) that the certificate represents. The share register or transfer books and blank share certificates shall be kept by the secretary or by any transfer agent or registrar designated by the board of directors for that purpose.

Section 6.02. Issuance. — The share certificates of the corporation shall be numbered and registered in the share register or transfer books of the corporation as they are issued. They shall be signed by the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed; but where a certificate is signed by a transfer agent or a registrar, the signature of any corporate officer upon the certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued with the same effect as if the officer had not ceased to be such at the date of its issue. The provisions of this Section shall be subject to any inconsistent or contrary agreement at the time between the corporation and any transfer agent or registrar.

Section 6.03. Transfer. — Transfers of shares shall be made on the share register or transfer books of the corporation upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing.

Section 6.04. Record Holder of Shares. — The corporation shall be entitled to treat the person in whose name any share or shares of the corporation stand on the books of the corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.

Section 6.05. Lost, Destroyed or Mutilated Certificates. — The holder of any shares of the corporation shall immediately notify the corporation of any loss, destruction or mutilation of the certificate therefor, and the board of directors may, in its discretion, cause a new certificate or certificates to be issued to the holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of the loss or destruction and, if the board of directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.

ARTICLE VII

Indemnification of Directors, Officers and Other Authorized Representatives

Section 7.01. Scope of Indemnification.

(a) General Rule. — The corporation shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise by reason of the fact that such person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except:

(1) where the indemnification is expressly prohibited by applicable law;

(2) where the conduct of the indemnified representative has been finally determined pursuant to Section 7.06 or otherwise:

(i) to constitute willful misconduct or recklessness within the meaning of 15 Pa.C.S. § 1746(b) or any superseding provision of law sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or

(ii) to be based upon or attributable to the receipt by the indemnified representative from the corporation of a personal benefit to which the indemnified representative is not legally entitled; or

(3) to the extent the indemnification has been finally determined in a final adjudication pursuant to Section 7.06 to be otherwise unlawful.

(b) Partial Payment. — If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the corporation shall indemnify the indemnified representative to the maximum extent for such portion of the liabilities.

(c) Presumption. — The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of contendere or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

(d) Definitions. — For purposes of this Article:

(1) “indemnified capacity” means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the corporation, or, at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

(2) “indemnified representative” means any and all directors and officers of the corporation and any ocher person designated as an indemnified representative by the board of directors of the corporation (which may, but need not, include any person serving at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);

(3) “liability” means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense, of any nature (including, without limitation, attorneys’ fees and disbursements); and

(4) “proceeding” means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right o of the corporation, a class of its security holders or otherwise.

Section 7.02. Proceedings Initiated by Indemnified Representatives. — Notwithstanding any other provision of this Article, the corporation shall not indemnify under this Article an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervener or by the person seeking indemnification unless the initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. This Section shall not apply to reimbursement of expenses incurred in successfully prosecuting or defending an arbitration under Section 7.06 or otherwise successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article.

Section 7.03. Advancing Expenses. — The corporation shall pay the expenses (including attorneys’ fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 7.01 or the initiation of or participation in which is authorized pursuant to Section 7.02 upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined pursuant to Section 7.06 that such person is not entitled to be indemnified by the corporation pursuant to this Article. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of the advance.

Section 7.04. Securing of Indemnification Obligations. — To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the corporation may maintain insurance, obtain a letter of credit, act as self insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the board of directors shall deem appropriate. Absent fraud, the determination of the board of directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to voidability.

Section 7.05. Payment of Indemnification. — An indemnified representative shall be delivered to the secretary of the corporation.

Section 7.06. Contribution. — If the indemnification provided for in this Article or otherwise is unavailable for any reason in respect of any liability or portion thereof, the corporation shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article or otherwise.

Section 7.07. Mandatory Indemnification of Directors, Officers, etc. — To the extent that a representative of the corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in 15 Pa.C.S. §§ 1741 or 1742 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such person in connection therewith.

Section 7.08. Contract Rights: Amendment or Repeal. — All rights under this Article shall be deemed a contract between the corporation and the indemnified representative pursuant to which the corporation and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

Section 7.9. Scope of Article. — The rights granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs and personal representatives of such a person.

Section 7.10. Reliance on Provisions. — Each person who shall act as an indemnified representative of the corporation shall be deemed to be doing so in reliance upon the rights provided by this Article.

Section 7.11. Interpretation. — The provisions of this Article are intended to constitute bylaws authorized by 15 Pa.C.S. § 1746.

ARTICLE VIII

Miscellaneous

Section 8.01. Corporate Seal. — The corporation shall have a corporate seal in the form of a circle containing the name of the corporation, the year of incorporation and such other details as may be approved by the board of directors.

Section 8.02. Checks. — All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the board of directors or any person authorized by resolution of the board of directors may from time to time designate.

Section 8.03. Contracts.

(a) General Rule. — Except as otherwise provided in the BCL in the case of transactions that require action by the shareholders, the board of directors may authorize any officer or agent to enter into any contract or to execute or deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

(b) Statutory Form of Execution of Instruments. — Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed or entered into between the corporation and any other person, when signed by one or more officers or agents having actual or apparent authority to sign it, or by any two of the chairman, the president, any vice president and the secretary of the corporation, shall be held to have been properly executed for and in behalf of the corporation, without prejudice to, the rights of the corporation against any person who shall have executed the instrument in excess of his or her actual authority.

Section 8.04. Interested Directors or Officers; Quorum.

(a) General Rule. — A contract or transaction between the corporation and one or more of its directors or officers or between the corporation and another corporation, partnership, joint venture, trust or other enterprise in which one or more of its directors or officers are directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the board of directors that authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if:

(1) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or, are known to the board of directors and the board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum;

(2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those shareholders; or

(3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors or the shareholders.

(b) Quorum. — Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board that authorizes a contract or transaction specified in subsection (a).

Section 8.05. Deposits. — All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the board of directors shall from time to time determine.

Section 8.06. Corporate Records. —

(a) The corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, shareholders and directors and a share register giving the names and addresses of all shareholders and the number and class of shares held by each. The share register shall be kept at either the registered office of the corporation in Pennsylvania, at its principal place of business wherever situated or at the office of its registrar or transfer agent. Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.

(b) Right of Inspection. — Rights of inspection of accounting books and records and corporate records will be as set out in the Shareholders’ Agreement.

Section 8.07. Financial Reports. — Financial reports of the corporation will be maintained, and access to such financial reports will be provided, as set out in the Shareholders’ Agreement.

Section 8.08. Amendment of Bylaws. — These bylaws may be amended or repealed, or new bylaws may be adopted, either (i) by the affirmative vote of the holders of record of a majority of the issued and outstanding stock of the corporation present in person or by proxy at a meeting of holders of such stock and entitled to vote thereon, or (ii) with respect to those matters that are not by statute committed expressly to the shareholders, and regardless of whether the shareholders have previously adopted or approved the bylaw being amended or repealed, by vote of a majority of the board of directors of the corporation in office at any regular or special meeting of directors; provided, however, that no amendment may be made by the directors which would result in a conflict with the provisions of the Shareholders’ Agreement without the approval of the Individual Shareholders given in the manner provided for herein. Any change in these bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.